Exhibit 99.1

New York Community Bancorp, Inc.'s Savings Bank Subsidiary, New York Community Bank, to Assume Deposits of Approximately $2.3 Billion from Aurora Bank FSB

WESTBURY, N.Y.--(BUSINESS WIRE)--March 30, 2012--New York Community Bancorp, Inc. (NYSE: NYB) (the "Company") today announced that its wholly-owned savings bank subsidiary, New York Community Bank (the "Bank"), has signed an agreement to assume approximately $2.3 billion of FDIC-insured deposits from Wilmington, Delaware-based Aurora Bank FSB (“Aurora Bank”).

The transaction is expected to be immediately accretive to earnings upon closing, and the Company will be paid $24.0 million to assume the deposits at that time.

The majority of the deposits to be assumed are short-term certificates of deposit ("CDs"), including approximately $1.5 billion of brokered CDs and approximately $800 million of retail and institutional CDs, after accounting for anticipated maturities. In addition, the Bank will assume approximately $30 million of money market accounts.

Commenting on the transaction, President and Chief Executive Officer Joseph R. Ficalora stated, "This was an attractive opportunity to assume low-cost funding and is consistent with our focus on strategic actions that are accretive to the earnings of the Company.”

Subject to regulatory approval, the transaction is expected to close in the second quarter of this year.

Sandler O'Neill + Partners, L.P. served as financial advisor to the Company. Keefe, Bruyette & Woods, Inc. served as financial advisor to Aurora Bank and Deutsche Bank Securities Inc. served as co-advisor. Arnold & Porter LLP served as legal advisor to Aurora Bank.

About New York Community Bancorp, Inc.

With assets of $42.0 billion at December 31, 2011, New York Community Bancorp, Inc. is the 21st largest bank holding company in the nation and a leading producer of multi-family mortgage loans in New York City, with an emphasis on apartment buildings that feature below-market rents. The Company has two bank subsidiaries: New York Community Bank, a thrift with 242 branches serving customers throughout Metro New York, New Jersey, Ohio, Florida, and Arizona; and New York Commercial Bank, with 34 branches serving customers in Manhattan, Queens, Brooklyn, Long Island, and Westchester County in New York.

Reflecting its growth through a series of acquisitions, the Community Bank operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank in Queens; Roslyn Savings Bank on Long Island; Richmond County Savings Bank on Staten Island; Roosevelt Savings Bank in Brooklyn; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, the Commercial Bank operates 17 of its branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Forward-Looking Statements

This news release includes forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, and the pending assumption of deposits from Aurora Bank FSB; our estimates of future benefits of this transaction; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to retain key members of management; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and to realize related revenue synergies and cost savings within expected time frames; our receipt of the necessary regulatory approvals of any transactions in which we may engage; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control.

Greater detail regarding some of these factors is provided in our Form 10-K for the year ended December 31, 2011, including in the Risk Factors section of that and other SEC reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, during conference calls and investor presentations, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

CONTACT:
New York Community Bancorp, Inc.
Ilene A. Angarola, 516-683-4420
Executive Vice President & Director,
Investor Relations & Corp. Communications